Exhibit 10.49(a)

Shell/Elenac

Amendment Lease Agreement

Lease Agreement - Kraton

AMENDMENT

to the

BUSINESS LEASE

of March 31, 2000

between

Basell Polyolefine GmbH (previously Elenac GmbH), Am Yachthafen 2, 77694 Kehl

(hereinafter “LANDLORD”)

and

Kraton Polymers GmbH, Kölner Str. 6, 65760 Eschborn (hereinafter “TENANT”).

§ 4.5 of the Business Lease shall be amended and shall now have the following wording:

Notwithstanding § 4.1 or § 4.2 above, this lease shall be terminable at the option of the LANDLORD, which option will not be used unreasonably by the LANDLORD, on giving three months’ notice of termination, if there is any change in the ownership or control of TENANT or any entity which, whether directly or indirectly, holds 50% or more of the issued share capital of TENANT provided, however, that the foregoing shall not apply with respect to any transaction immediately prior to which the TENANT is a member of the Shell Group (as defined in § 4.6 below).

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Place, Date	Place, Date

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
LANDLORD	TENANT